UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 27, 2006

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Ludlow Street, Stamford, Connecticut 06902
(Address of principal executive offices)

Registrant’s telephone number, including area code:	203-425-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On June 27, 2006, the Board of Directors, with the approval of and on the recommendation of the Compensation Committee, approved the following changes to stock option grants to certain of the current named directors and officers, none of which grants have been exercised:

Brian Bellardo – raised the exercise price on a March 21, 2003 option grant of 25,000 shares to $6.20 from $4.02.

George Deehan – raised the exercise price on an October 23, 2001 option grant of 25,000 shares to $17.80 from $12.02 and on an August 16, 2002 option grant of 24,000 shares to $5.25 from $3.92.

Robert Gasser – raised the exercise price on a September 21, 2001 option grant of 325,000 shares to $14.04 from $12.80, declared null and void a modification to the vesting provision of 100,000 options of this grant that provided for vesting on September 26, 2001 (thus retaining only that portion of the vesting provision that conditioned vesting on the attainment of certain performance goals); voided an option grant of 25,000 shares made on October 23, 2001; and raised the exercise price on an August 16, 2002 option grant of 100,000 shares to $5.25 from $3.92.

Peter Hansen – raised the exercise price on an October 23, 2001 option grant of 112,500 shares to $17.80 from $12.02 and on an August 16, 2002 option grant of 100,000 shares to $5.25 from $3.92.

William Jennings – raised the exercise price on an April 29, 2003 option grant of 60,000 shares to $6.76 from $4.74.

William Lynch – raised the exercise price on an October 23, 2001 option grant of 25,000 shares to $17.80 from $12.02 and on an August 16, 2002 option grant of 24,000 shares to $5.25 from $3.92.

Item 2.02.  Results of Operations and Financial Condition.

On June 30, 2006, NYFIX, Inc. (the “Company”) announced unaudited divisional revenues for 2005 by quarter and for the full year and for first quarter 2006. The Company also provided an update on its accounting restatements and announced that it had adjusted exercise prices on certain stock option grants for certain officers and directors.

The text of the press release issued by the Company is furnished as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(c)   Exhibits

Exhibit No.    Exhibits

99.1        Press release of NYFIX, Inc. dated June 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.
By:	/s/ Brian Bellardo
Name: Brian Bellardo Title: Secretary

Dated:  July 3, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release of NYFIX, Inc. dated June 29, 2006